Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-287524, 333-265299, 333-256547, 333-249951, 333-234120, 333-226000, 333-204768, 333-204767, 333-183234, 333-177809, 333-177808, 333-175899, 333-140141, 333-33459, 333-52650, 333-96983) of Wintrust Financial Corporation;

(2) Registration Statements (Form S-3 Nos. 333-271788, 333-175467, 333-84188, 333-103134, and 333-115898) of Wintrust Financial Corporation; and

(3) Registration Statement (Form S-4 No. 333-279835) of Wintrust Financial Corporation

of our reports dated February 26, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) of Wintrust Financial Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2026